Exhibit 99.1

Consolidated Water Announces Partial Adjournment of Annual General Meeting and Information for Reconvened Meeting

Meeting reconvenes on June 24, 2024, at 9:00 a.m. Cayman Islands time (10:00 a.m. Eastern Daylight Time)

All shareholders of record at the close of business on March 28, 2024 are encouraged to vote “FOR ALL” directors

GEORGE TOWN, Cayman Islands, May 31, 2024 (GLOBE NEWSWIRE) -- Consolidated Water Co. Ltd. (NASDAQ Global Select Market: CWCO), a leading designer, builder and operator of advanced water supply and treatment plants, announced today that its 2024 Annual General Meeting of Shareholders (the “Annual Meeting”) scheduled for and convened on May 28, 2024 has been partially adjourned for the purpose of soliciting additional votes with respect to Proposal 1, the proposal to vote on the election of eight director nominees, as set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2024 (the “Proxy Statement”).

A quorum was present at the Annual Meeting, and Proposal 2 (the advisory vote on executive compensation) and Proposal 3 (the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024), set forth in the Proxy Statement, received the requisite votes for approval.

The Annual Meeting will be reconvened solely with respect to Proposal 1 on June 24, 2024 at 9:00 a.m. Cayman Islands time (10:00 a.m. Eastern Daylight Time) and will be held at the office of Aquilex, Inc. (a wholly-owned subsidiary of the Company), 5810 Coral Ridge Drive, Suite 220, Coral Springs, FL 33076.

The record date for determination of shareholders entitled to vote at the reconvened Annual Meeting remains the close of business on March 28, 2024. Any proxies previously submitted by such holders with respect to Proposal 1 will continue to be counted.

Shareholders as of the close of business on March 28, 2024, the record date for the Annual Meeting, are encouraged to vote “FOR ALL” directors as soon as possible. Shareholders who previously voted to “withhold” their vote on Proposal 1 may change that vote simply by voting again TODAY. Only your latest-dated vote will count!

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●	By Internet: Go to www.proxyvote.com and follow the instructions (have your proxy card available).

●	By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available).

●	By Mail: If shareholders have received a proxy card, shareholders should mark their vote, sign their name exactly as it appears on the proxy card, date the card and return it in the envelope provided.

The Company’s Board of Directors believes that the directors standing for re-election bring world-class backgrounds and relevant expertise to effectively oversee the Company’s activities.

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water supply and treatment plants and water distribution systems. The Company designs, constructs and operates seawater desalination facilities in the Cayman Islands, The Bahamas and the British Virgin Islands, and designs, constructs and operates water treatment and reuse facilities in the United States. The Company recently entered the U.S. desalination market with a contract to design, constructs, operate and maintain a seawater desalination plant in Hawaii.

The Company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment. For more information, visit cwco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “intend”, “expect”, “should”, “will” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to (i) continued acceptance of the Company’s products and services in the marketplace; (ii) changes in its relationships with the governments of the jurisdictions in which it operates; (iii) the outcome of its negotiations with the Cayman government regarding a new retail license agreement; (iv) the collection of its delinquent accounts receivable in The Bahamas; and (v) various other risks, as detailed in the Company’s periodic report filings with the SEC. For more information about risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be

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obtained by contacting the Company’s Secretary at the Company’s executive offices or at the “Investors – SEC Filings” page of the Company’s website at http://ir.cwco.com/docs. Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Shareholder Information

The Company filed the Proxy Statement and a proxy card on April 18, 2024 with the SEC in connection with its solicitation of proxies for the Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents, as and when they become available, without charge from the SEC’s website at www.sec.gov.

Participant Information

The Company, its directors, director nominees, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Proxy Statement filed with the SEC on April 18, 2024, in the section titled “Security Ownership of Certain Beneficial Owners and Management and Related Shareholders Matters” (beginning on page 17). To the extent the holdings by the “participants” in the solicitation reported in the Proxy Statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC (where applicable). All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Company Contact:

David W. Sasnett

Executive Vice President and CFO

Tel (954) 509-8200

Email Contact

Investor Relations Contact:

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email Contact

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Media Contact:

Tim Randall

CMA Media Relations

Tel (949) 432-7572

Email Contact

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